UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 29, 2005

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50386	98-040164
(Commission File Number)	(IRS Employer Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                                          Unregistered Sales of Equity Securities.

As previously reported on a Current Report filed on September 22, 2005, on September 16, 2005, Cano Petroleum, Inc. (“Cano”) entered into Subscription Agreements with the Investors set forth below (the “Investors”) pursuant to which the Investors agreed to purchase, subject to approval of the stock listing with the American Stock Exchange, 2,100,000 shares of Cano common stock at a price of $4.14 per share for an aggregate of $8,694,000.  On September 29-30, 2005, Cano closed the transaction and sold the 2,100,000 share of Cano common stock to the Investors with each Investor purchasing the number of shares set forth opposite its name below:

Investor	Shares	Amount
Howard Hughes Medical Institute	266,500	$1,103,310
The Robert Wood Johnson Foundation	305,700	$1,265,598
Laborers’ District Council and Contractors’ of Ohio Pension Fund	48,800	$202,032
Ohio Carpenters’ Pension Fund	83,500	$345,690
New York Nurses Association Pension Plan	153,400	$635,076
Public Sector Pension Investment Board	349,600	$1,447,344
Spindrift Investors (Bermuda) L.P.	478,400	$1,980,576
Spindrift Partners, L.P.	414,100	$1,714,374
Total	2,100,000	$8,694,000

The shares were sold only to “accredited investors” pursuant to an exemption from registration under the Securities Act provided by Rule 506 of Regulation D promulgated pursuant to the Securities Act.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: October 5, 2005
	By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Chief Financial Officer